UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report  May 1, 2002
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                              Garuda Capital Corp.
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             (Exact name of registrant as specified in its chapter)

         Nevada                       0 - 30927                   980209053
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(State or other jurisdiction   (Commission File Number)     (IRS Employer ID #)
     of incorporation)


#502 - 1978 Vine Street, Vancouver, B.C., Canada                    V6K 4S1
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code  604-233-6453
                                                    ------------

                     1895 26th Street, West Vancouver, B.C.
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          (Former name or former address, if changed since last report)





Item 5. Other Events and Regulation FD Disclosure


The Company is pleased to announce the appointment of C. Robin Relph and G. Arnold Armstrong as Directors. Mr. Relph has also been appointed President of the Company and John Curry has stepped down to become the CFO. Mr. Relph is a venture capital investor in various international private and public companies. As a former member of various international stock exchanges and the London Liffe Market Mr. Relph brings considerable experience in public company affairs, fund raising and deal structuring to Garuda. Mr. Relph is Managing Director of Buckingham Securities Ltd. in London and has previously been a Director of various public companies listed in Canada and the US. He is also Chairman of the Rigpa Foundation, a charitable trust. Mr. Armstrong presently practices law as the senior partner at Armstrong & Company in Vancouver. He is the President and CEO of International Cetec Investments Inc., a public company (symbol ICT -
CDNX). Mr. Armstrong is also a director, officer and major shareholder of numerous land development and mining companies in British Columbia, Canada. He is past President of the North Vancouver International Lions Club; past Chairman of the Joint Management Committee for the B.C. Society for Crippled Children and the Kiwanis Mothers' March.

Concurrent with the appointment of the two new Directors two of the old Directors have resigned from the Board, namely: J. Michael Dyde and Bruce Woods.

On April 1, 2002 the Company completed the acquisition of two separate businesses, both located in Vancouver:

     o Hagensborg Foods Ltd., a BC corporation, is a manufacturer and distributor of fine chocolates and other gourmet food products. The company was founded in 1997 and its gross revenues for the year ended June 30, 2001 were US $1.4 million.

     o Natural Program Inc., a Nevada corporation, is a developer and distributor of herbal remedies. The company is still at the early development stage as the products, marketing and distribution are not yet fully established. The company's first proprietary product line is currently being test marketed in Vancouver-based health food stores and pharmacies.

Hagensborg was acquired for consideration of US$1,150,000 cash for all its outstanding share capital and liquidation of certain debentures to be allocated as follows: $600,000 for the common shares, $100,000 for the preference shares and $450,000 for the retirement of the debentures. The shareholders and debenture holders of Hagensborg agreed to underwrite this acquisition whereby they provided the investors that participated in a private placement financing to the extent of providing sufficient cash to complete the acquisition.

Natural Program Inc. was acquired for consideration of 500,000 shares of Garuda.

By an agreement dated April 19, 2002 HFL acquired certain branded product lines, rights and all related assets from Hagensborg Food Corporation (HFC) for a purchase price of US$1,000,000 with consideration of $550,000 cash and an assumption of certain bank debt totaling $450,000. HFC is a company domiciled in the U.S. that is in the sales, marketing and distribution business of food products. In spite of the similar names the two companies have separate ownership although they have historically had a close relationship in developing their businesses as they intentionally provided an appearance as one company for marketing purposes. With this transaction HFL has acquired all of HFC's product lines and related assets leaving HFC with its sales, marketing and distribution structure and a non-exclusive distribution right to HFL's products.



                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 Garuda Capital Corp.
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                                                    (Registrant)



                                                   /s/ John E. Curry
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                                                      (Signature)
Date May 1, 2002                              John E. Curry, C.A.,  CFO